Exhibit 23(a)

                         Consent of Arthur Andersen LLP

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

To Electronic Associates, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 14, 1995 included in Electronic Associates, Inc.'s Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A dated April 28, 1995, and to all references to our firm included in or made a part of this registration statement.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
May 19, 1995

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